Exhibit 99.1

N E W S  R E L E A S E

CONTACT:

Investors and Media:

Brendan Harrington, Interim Chief Executive Officer

(716) 887-7244

CTG SELECTED BY THE BOEING COMPANY AS A SUPPLIER

TO SUPPORT ITS CONTRACT LABOR PROGRAM

BUFFALO, N.Y. — January 27, 2015 — CTG (NASDAQ: CTG), an information technology (IT) solutions and services company, today announced that it has been selected by The Boeing Company, the world’s largest aerospace company, as a supplier to support its recruited Contract Labor Program. Under the agreement, CTG has been designated as a contract labor national supplier in the Information Technology industry category.

CTG Interim Chief Executive Officer Brendan M. Harrington commented, “We are delighted to be selected by the Boeing Company, as a national supplier of IT resources under its recruited Contract Labor program. The opportunity to support Boeing, the global leader in the aerospace industry and among the top 30 companies in the Fortune 500, is indeed an honor. We look forward to doing our best to provide Boeing the level of service and quality of resources that have made CTG a large supplier of IT talent to several other companies in the Fortune 500.”

About CTG

CTG develops innovative IT solutions to address the business needs and challenges of companies in several higher-growth industries including healthcare, technology services, energy, and financial services. As a leading provider of IT and business consulting services to the healthcare market, CTG offers healthcare institutions, physician practices, payers, and related organizations a full range of offerings to help them achieve clinical, operational, and financial goals. CTG has developed for the healthcare provider and payer markets unique, proprietary software solutions that support better and lower cost healthcare. CTG also provides managed services IT staffing for major technology companies and large corporations. Backed by nearly 50 years’ experience, proprietary methodologies, and an ISO 9001-certified management system, CTG has a proven track record of delivering high-value, industry-specific solutions. CTG operates in North America and Western Europe. CTG posts news and other important information on the Web at www.ctg.com.

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, business strategy and expectations for 2015, and statements related to cost control, new business opportunities, business wins, market demand, and other attributes of the Company. These statements are based upon a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company’s services, feedback from existing and potential new customers, current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. As of the date of this document, actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the dependence on orders from certain customers and the degree of concentration, the uncertainty of customers’ implementation of cost reduction projects, the effect of healthcare reform mandates and initiatives, the mix of work and revenue between staffing and solutions, currency exchange risks, and new changes in government regulations and laws that affect the IT industry and the industries in which the Company’s clients operate. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2013 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

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